Exhibit 8

STRICTLY CONFIDENTIAL

December 17, 2007

Getty Investments L.L.C.
5390 Kietzke Lane, Suite 202
Reno, Nevada  89511

Ladies and Gentlemen:

In connection with your consideration of a possible transaction (the “Transaction”) involving Getty Images, Inc. and/or its subsidiaries (collectively, the “Company”), you have requested or may request certain information, including information that is either confidential or proprietary in nature, concerning the business, financial condition, operations, assets and liabilities, properties and other matters of the Company.  All such information, including any such information that may have been provided previously to you by or on behalf of the Company in connection with a possible Tansaction, whether prepared by the Company, its advisors or otherwise, whether or not marked as “confidential” and whether made available in writing (including through electronic media), orally or by visual inspection, and any notes, analyses, compilations, forecasts, studies, summaries, data, interpretations, documents and other materials otherwise derived therefrom, in whatever form or medium produced or maintained, is herein collectively referred to as the “Evaluation Materials.”  For the purposes of this Agreement (as defined below), the term “Confidential Information” shall mean, collectively, the Evaluation Materials and (a) the fact that investigations, discussions or negotiations are taking place or have taken place concerning a Transaction, (b) any of the terms, conditions or other facts with respect to any such possible Transaction, including the status and/or timing thereof or the Company’s role therein, and (c) that this Agreement exists or that Evaluation Materials have been or may be made available to you or your Representatives.

To maintain the confidentiality of the Confidential Information, you, your Representatives (as defined below) and each individual or entity to which you provide access to the Confidential Information hereby agree (a) not to use any Evaluation Materials except to determine whether you wish to engage in the Transaction and the terms thereof and (b) to keep the Confidential Information strictly confidential and not to disclose any Confidential Information other than to those of your Representatives with a need to know the information contained therein; provided, however, that such Representatives shall have been provided with a copy of this letter agreement (this “Agreement”) and shall have agreed to be bound by the terms of this Agreement;

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provided, further, however, that you shall not disclose any Confidential Information or furnish any Evaluation Materials to any person or party, other than your Representatives with a need to know the information, including, without limitation, to any actual or potential financial advisor, legal advisor or accounting advisor of your choice, without the prior written consent of the Company in its sole and absolute discretion.  You hereby agree to be responsible for any breach of this Agreement by any of your Representatives, other than any Representatives who have signed a separate confidentiality agreement with the Company.  As used in this Agreement, your “Representatives” shall mean any of your officers, directors, employees, members or partners and (i) the officers, managers and employees of Sutton Place Limited, (ii) Nancy Peretsman and Terry Morris of Allen & Co., (iii) Davis, Polk & Wardwell LLP, and (iv) Lord Jacob Rothschild.

You acknowledge that the Company may elect at any time to terminate further access by you and your Representatives to the Evaluation Materials.  In that case, or at any time upon the written request of the Company for any reason or for no reason, you agree to promptly (and in any case within seven (7) days of any such written request) return to the Company or destroy all Evaluation Materials without retaining any copy thereof and cause any remaining notes, photocopies and other materials derived from the Evaluation Materials to be destroyed, and confirm in writing to the Company that all such materials have been returned and/or destroyed in compliance with this Agreement.  Notwithstanding the foregoing, you and your Representatives will be permitted to retain one copy of such Evaluation Materials to the extent necessary to document your consideration of the Transaction in order to comply with any applicable laws or regulations, shall only be required to use commercially reasonable efforts to return or destroy any Evaluation Materials stored electronically, and neither you nor your Representatives shall be required to return or destroy any electronic copy of Evaluation Materials created pursuant to your or your Representatives’ standard electronic backup and archival procedures; provided, however, that all such information shall continue to be kept confidential pursuant to the terms of this Agreement and will be kept only in your record archives for the term of this Agreement.  No such termination will affect your or your Representatives’ obligations hereunder, all of which obligations shall continue in effect for the term of this Agreement.

The term Confidential Information will not include information which (a) is or becomes publicly available other than as a result of a disclosure by you or your Representatives in violation of this Agreement or other obligation of confidentiality, (b) is or becomes available to you on a non-confidential basis from a source (other than us or our representatives) not known by you to be prohibited from disclosing such information to you by a legal, contractual or fiduciary obligation; provided, however, that such latter information shall become Confidential Information at such time as you or your Representatives become aware that the source of such Confidential Information was prohibited from disclosing the same to you or your Representatives, (c) is independently developed by you or your Representatives without violating any obligations under this Agreement or (d) was within your possession on a non-confidential basis prior to it being furnished to you or your Representatives by or on behalf of the Company.

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In the event that you or your Representatives are requested or required by applicable law, regulation or rule of any stock exchange (whether by oral questions, interrogatories, requests for information or documents, subpoena, similar process or otherwise) to disclose all or any part of the Confidential Information, the Company agrees that you or your Representatives may do so without liability if you or your Representatives (a) promptly notify the Company in writing of the existence, terms and circumstances surrounding such request, and (b) prior to such disclosure, cooperate with the Company in any effort it may make to obtain an appropriate protective order or other assurances that confidential treatment will be afforded the Confidential Information.  It is further agreed that, if in the absence of a protective order or other confidential treatment, you or any of your Representatives is nonetheless compelled to disclose information concerning the Company to any tribunal or regulatory agency, or as otherwise required by applicable law or regulation or rule of any stock exchange, you or such Representative will disclose only such information that your counsel advises is required to be so disclosed.  In such circumstances, the disclosure shall be without liability hereunder unless such disclosure was caused by or resulted from a previous disclosure by you or any of your Representatives that was not permitted by this Agreement.

Notwithstanding anything in this Agreement to the contrary, without the prior written consent of the Company in its sole and absolute discretion, you will not, and will cause your Representatives not to, make any contact of any nature regarding any such possible Transaction (including inquiries or requests concerning Evaluation Materials) with (a) any third party (other than your Representatives) with respect to, or about participating or partnering with such third party in, the Transaction or (b) any officer, director or employee of the Company.

You hereby acknowledge that you are aware, and that you will advise your Representatives who are informed as to the matters which are the subject of this Agreement, that the United States securities laws generally prohibit any person who has received from the Company material, non-public information concerning the matters which are the subject of this Agreement from purchasing or selling securities of the Company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

You acknowledge that, in your examination of the Evaluation Materials, you may have access to material non-public information concerning the Company.  You agree that, for a period of eighteen (18) months following the date hereof, you will not (and you will ensure that your controlled affiliates and any affiliate that you or any of your Representatives or controlled affiliates disclosed or provided Confidential Information to or made aware of the existence or subject matter of this Agreement, will not), alone or in concert with others, without the prior written consent of the Company, (a) acquire, agree to acquire, propose, offer to acquire, or facilitate the acquisition or ownership of, any additional securities of the Company, any assets of the Company, any warrant or option to purchase such securities or assets, any security convertible into any such securities, or any other right to acquire such securities, (b) enter, agree to enter, propose, offer to enter

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into or facilitate any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving the Company, (c) make, or participate or engage in, any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company, (d) form, join or participate in a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to any voting securities of the Company, (e) call, request the calling of, or otherwise seek or assist in the calling of a special meeting of the stockholders of the Company, (f) otherwise act to seek to control or influence the management, board of directors, or the policies or affairs of the Company, (g) disclose any intention, plan or arrangement to take any of the actions enumerated in clauses (a) through (f) above, (h) advise, assist or encourage or enter into any discussions, negotiations, agreements or arrangements enumerated in clauses (a) through (f) above with any other person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), or (i) take any action that would reasonably be expected to require the Company to make a public announcement regarding the possibility of a business combination, merger or other type of transaction described in this paragraph; provided, however, that nothing in this paragraph shall affect or restrict, in any respect, your ability to exercise and enforce any rights that you or your Representatives may have pursuant to any existing contract or agreement between you or your Representatives, on the one hand, and the Company or one of its affiliates, on the other hand.

You hereby agree that all (a) communications regarding any possible Transaction (other than communications among you and your Representatives), (b) requests concerning Evaluation Materials or for additional information, (c) requests for management meetings and (d) discussions or questions regarding procedures in connection with any possible Transaction, will be submitted or directed exclusively to Lev Finkelstein of Goldman, Sachs & Co., the Company’s financial advisor.

For a period of twelve (12) months following the date hereof, you will not solicit for employment or hire any executive officer or any other employee of the Company with whom you have had contact or who became known to you in connection with your consideration of the Transaction, except that you and your affiliates shall not be precluded from hiring any such employee who (a) responds to any public advertisement or general solicitation placed or made by you that is not targeted at such persons or (b) has been terminated by the Company prior to commencement of employment discussions between you and such officer or employee.  The Company acknowledges that Mark Getty is an officer and director of Getty Investments L.L.C. and a manager of various Getty family entities and affiliates thereof and agrees that his involvement with any such entities shall not be deemed a violation of this paragraph.

The Evaluation Materials shall remain the property of the Company.  No rights to use, license or otherwise exploit the Evaluation Materials are granted to you or your Representatives, by implication or otherwise.  Neither you nor your Representatives will, by virtue of the Company’s disclosure of the Evaluation Materials and/or your use of the

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Evaluation Materials, acquire any rights with respect thereto, all of which rights shall remain exclusively with the Company.

The Company will have the exclusive authority to determine what, if any, Evaluation Materials are to be made available to you and your Representatives.  You agree and acknowledge that neither the Company nor any of its representatives has made or make any express or implied representation or warranty as to the accuracy or completeness of the Evaluation Materials.  You agree that, except for a breach of this Agreement, neither the Company nor any of its representatives shall have any liability to you or any of your Representatives, affiliates or stockholders on any basis (including, without limitation, in contract, tort, under federal or state securities laws or otherwise), and neither you nor your Representatives will make any claims whatsoever against the Company or its representatives, with respect to or arising out of (a) your review or use or the content of the Evaluation Materials or any errors therein or omissions therefrom or (b) any action taken or any inaction occurring in reliance on the Evaluation Materials.

No agreement providing for a Transaction involving the Company will be deemed to exist between you or any of your affiliates and the Company, and neither the Company nor you will be under any obligation to negotiate or enter into any such definitive agreement or Transaction with you or any of your affiliates.  The Company reserves the right, in its sole and absolute discretion to (a) conduct any process it deems appropriate with respect to any Transaction or any other proposed transaction involving the Company, and to modify any procedures relating to any such process without giving notice to you or any other person, (b) accept or reject any proposals with respect to a proposed transaction and (c) terminate your access to the Evaluation Materials at any time.

The Company reserves the right to assign its rights, powers, and privileges under this Agreement to any person.  Other than an assignment by you to a special purpose vehicle formed solely for the purpose of consummating a proposed Transaction, you may not assign this Agreement or any part thereof (by operation of law or otherwise) without the prior written consent of the Company, and any purported assignment without such consent shall be null and void; provided, however, that any such assignment to such special purpose vehicle shall not relieve you or any of your Representatives of any of your respective obligations hereunder.  This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.  This Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all previous agreements, written or oral, relating to the subject matter hereof.  In furtherance and not in limitation of the preceding, no subsequent acceptance of any license agreement, terms of use, or other similar provisions required for access to any electronic data room shall be deemed to modify any of the provisions hereof.  No modifications of this Agreement or waiver of the terms and conditions hereof will be binding unless approved in writing by both of the parties hereto.

No failure or delay by the Company in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise

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thereof preclude any other or further exercise of any right, power or privilege.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which will remain, in full force and effect, except to the extent such invalidity or unenforceability defeats the purpose of any other such provision.

It is further understood and agreed that money damages may not be a sufficient remedy for any breach of this Agreement and that the parties shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach.  Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement but shall be in addition to all other remedies available at law or equity to the parties.

This Agreement shall terminate eighteen (18) months from the date hereof.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

The term “person” as used in this Agreement shall be broadly interpreted to include the media and any corporation, partnership, group, individual or other entity.

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Please confirm your agreement with the foregoing by signing and returning one copy of this Agreement to the undersigned, whereupon this Agreement shall become a binding agreement among you and the Company.

Very truly yours,

GETTY IMAGES, INC.

By:	/s/ John Lapham
	Name:	John Lapham
	Title:	General Counsel

Accepted as of the
date first above written:

GETTY INVESTMENTS L.L.C.

By:	/s/ Jan D. Moehl
	Name:	Jan D. Moehl
	Title:	Officer

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STRICTLY CONFIDENTIAL

January 2, 2008

Getty Investments L.L.C.
5390 Kietzke Lane, Suite 202
Reno, Nevada 89511

Re:           Project Close-Up Confidentiality Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Confidentiality Agreement (the “Confidentiality Agreement”), dated as of December 17, 2007, by and between Getty Investments L.L.C. (“you”) and Getty Images, Inc. (the “Company”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Confidentiality Agreement.

Notwithstanding anything to the contrary contained in the Confidentiality Agreement, the Company hereby consents to your engagement of the advisors and/or representatives set forth on Exhibit A hereto (the “Additional Representatives”) in connection with your evaluation of the Transaction.  Upon your engagement of the Additional Representatives, such Additional Representatives shall be deemed to be Representatives under the Confidentiality Agreement, and all rights and obligations of your Representatives as set forth in the Confidentiality Agreement shall apply to, and be enforceable against, the Additional Representatives.

Nothing contained herein shall (a) otherwise change or modify the obligations of you or the Company as set forth in the Confidentiality Agreement or any other terms thereof or (b) permit you to disclose or furnish any Evaluation Materials to any person or party except for your Representatives and Additional Representatives as set forth in the Confidentiality Agreement and herein.

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By executing this letter agreement in the space provided below, each party accepts the terms hereof and agrees to be bound by the obligations set forth herein.

GETTY IMAGES, INC.

By:	/s/ John Lapham
	Name:	John Lapham
	Title:	General Counsel

Accepted as of the
date first above written:

GETTY INVESTMENTS L.L.C.

By:	/s/ Jan D. Moehl
	Name:	Jan D. Moehl
	Title:	Officer

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EXHIBIT A

ADDITIONAL REPRESENTATIVES

Patrick Maxwell

STRICTLY CONFIDENTIAL

January 24, 2008

Getty Investments L.L.C.
5390 Kietzke Lane, Suite 202
Reno, Nevada 89511

Re:           Project Close-Up Confidentiality Agreement

Ladies and Gentlemen:

Reference is hereby made to (a) that certain Confidentiality Agreement (the “Confidentiality Agreement”), dated as of December 17, 2007, by and between Getty Investments L.L.C. (“you”) and Getty Images, Inc. (the “Company”) and (b) that certain side letter agreement amending the Confidentiality Agreement (the “Letter Agreement”), dated as of January 2, 2008, by and between you and the Company.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Letter Agreement.

Effective as of the date hereof, Exhibit A to the Letter Agreement shall be amended in its entirety and replaced with Exhibit A attached hereto.

Nothing contained herein shall (a) otherwise change or modify the obligations of you or the Company as set forth in the Confidentiality Agreement, the Letter Agreement or any other terms thereof or (b) permit you to disclose or furnish any Evaluation Materials to any person or party except for your Representatives and Additional Representatives as set forth in the Confidentiality Agreement and the Letter Agreement, as amended hereby.

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By executing this letter agreement in the space provided below, each party accepts the terms hereof and agrees to be bound by the obligations set forth herein.

GETTY IMAGES, INC.

By:	/s/ John Lapham
	Name:	John Lapham
	Title:	General Counsel

Accepted as of the
date first above written:

GETTY INVESTMENTS L.L.C.

By:	/s/ Jan D. Moehl
	Name:	Jan D. Moehl
	Title:	Officer

STRICTLY CONFIDENTIAL

EXHIBIT A

ADDITIONAL REPRESENTATIVES

Patrick Maxwell
Vanni Treves
John MacDonald
Thomas Woodhouse
William Newsom
Mark Spurling

Getty Investments L.L.C.
5390 Kietzke Lane, Suite 202
Reno, Nevada 89511

February 24, 2008

Getty Images, Inc.
601 North 34th Street
Seattle, Washington 98103

Ladies and Gentlemen:

Reference is made to (a) the Confidentiality Agreement (the “Confidentiality Agreement”), dated as of December 17, 2007, by and between Getty Investments L.L.C. (“Getty Investments”) and Getty Images, Inc. (the “Company”), (b) the side letter agreement amending the Confidentiality Agreement (the “First Letter Agreement”), dated as of January 2, 2008, by and between Getty Investments and the Company and (c) the side letter agreement amending the Confidentiality Agreement (the “Second Letter Agreement”, and, together with the Confidentiality Agreement and the First Letter Agreement, the “Letter Agreements”), dated January 24, 2008, by and between Getty Investments and the Company.  Reference also is made to (i) the Agreement and Plan of Merger, dated as of the date hereof, by and among Abe Investment, L.P. (“Parent”), Abe Acquisition Corp. (“Merger Sub”) and the Company (the “Merger Agreement”) and (ii) the Voting Agreement (the “Voting Agreement”), dated as of the date hereof, by and among Parent, Getty Investments and the Stockholders named therein (the “Stockholders”).  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Letter Agreements.

The Company acknowledges and agrees that (i) Getty Investments, with the consent of the Company, has engaged in discussions with Parent, Merger Sub and the affiliates and representatives thereof with respect to the transactions contemplated by the Merger Agreement and the Ancillary Agreements (as defined in the Merger Agreement), and (ii) such discussions, the execution and delivery of the Ancillary Agreements and the consummation of the transactions contemplated thereby did not, do not and will not violate or otherwise contravene any provision of the Letter Agreements.

The Company also acknowledges and agrees that, if the board of directors of the Company specifically requests in writing that Getty Investments engage in or otherwise participate in discussions or negotiations with any party other than Parent with respect to a potential transaction in accordance with Section 5 of the Voting Agreement, the Company hereby consents to such discussions and any such discussions shall not violate or otherwise contravene any provision of the Letter Agreements.

Notwithstanding anything to the contrary in the Letter Agreements, the Company hereby acknowledges and agrees that nothing in the Letter Agreements shall prohibit or restrict Getty Investments from disclosing the Merger Agreement and the Ancillary Agreements and the transactions contemplated thereby and otherwise complying with its obligations under the Securities Exchange Act of 1934, as amended, as determined in good faith by Getty Investments after consultation with its counsel.  Getty Investments shall not have any obligation to seek confidential treatment of any information required to be disclosed by the Securities and Exchange Commission as determined in good faith by Getty Investments after consultation with its counsel.

Please indicate your agreement to the foregoing by executing this letter in the space provided below.

This letter agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page by facsimile shall be as effective as delivery of a manually executed counterpart.

Very truly yours,

GETTY INVESTMENTS L.L.C.

By:	/s/ Jan D. Moehl
	Name:	Jan D. Moehl
	Title:	Officer

Accepted as of the
date first above written:

GETTY IMAGES, INC.

By:	/s/ Jonathan D. Klein
	Name:	Jonathan D. Klein
	Title:	Chief Executive Officer

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